SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                              November 1, 2000
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                    (Date of earliest event reported)


                            PBOC Holdings, Inc.
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          (Exact name of registrant as specified in its charter)


    Delaware                      0-24215                    33-0220233
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(State or other jurisdiction (Commission File Number)  (IRS Employer
of incorporation)                                       Identification No.)



 5900 Wilshire Boulevard, Los Angeles California                90036
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 (Address of principal executive offices)                    (Zip Code)


                               (323) 954-6653
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           (Registrant's telephone number, including area code)


                               Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)




Item 5. Other Events
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    On November 2, 2000, PBOC Holdings, Inc. ("PBOC") announced that PBOC, its wholly owned subsidiary, People's Bank of California, a federally chartered savings bank (the "Bank"), BYL Bancorp ("BYL") and its wholly-owned subsidiary, BYL Bank Group, a California commercial bank ("BYL Bank"), had entered into an Agreement and Plan of Reorganization, dated as of November 1, 2000 (the "Agreement," a copy of which is attached hereto as Exhibit 2.1), pursuant to which PBOC would acquire BYL, and BYL Bank would be merged with and into the Bank, with the Bank as the surviving entity (collectively, the "Merger"). The Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of BYL (subject to upward or downward adjustment under certain circumstatnces) will be converted into the right to receive $15.00 in cash. Consummation of the Merger is subject to a number of conditions, including, but not limited to, the approval of the Agreement and the Merger by the shareholders of BYL and the receipt of requisite regulatory approvals.

    Concurrently with the execution and delivery of the Agreement, the directors and certain executive officers of BYL entered into a form of letter agreement with PBOC pursuant to which, among other things, such persons agreed to vote their shares of BYL common stock in favor of the Merger. A copy of the form of letter agreement is attached hereto as Exhibit A to the Agreement.

    In connection with the Agreement, PBOC and BYL entered into a Stock
Option Agreement, set forth as Exhibit 10.1 hereto, dated as of November 1, 2000, pursuant to which BYL granted PBOC an option to purchase up to 505,971 shares of BYL's common stock (subject to adjustment as set forth therein), which represents 19.9% of BYL's outstanding shares of common stock, at a purchase price of $10.597 per share (subject to adjustment as set forth therein). The option will become exercisable upon the occurrence of certain events, as specified in the Stock Option Agreement, none of which has occurred as of the date hereof.

    The press release issued by PBOC and BYL with respect to the announcement of the transaction described herein is attached hereto as Exhibit
99.1 and is incorporated herein by reference in its entirety.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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    (a) Not applicable.

    (b) Not applicable.

    (c) The following exhibits are included with this Report:

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        Exhibit 2.1      Agreement and Plan of Reorganization, dated as of
                         November 1, 2000.

        Exhibit 10.1     Stock Option Agreement.

        Exhibit 99.1     Press Release, dated November 1, 2000.


















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                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PBOC HOLDINGS, INC.



                                        By: /s/ J. Michael Holmes
                                           -----------------------------
                                            J. Michael Holmes
                                            Senior Executive Vice President
                                            and Chief Financial Officer


Date: November 3, 2000




















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